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LAW OFFICES OF DONALD F. TOMPKINS
2 Lenox Road, P.O. Box 1812
Wayne, New Jersey 07470-1812
Tel. (973) 633-1792, Fax (973) 633-0461
Attorney for the Plaintiff

SUPERIOR COURT OF NEW JERSEY
LAW DIVISION: PASSAIC COUNTY

DOCKET NO. L1796-99
CIVIL ACTION

JOSEPH LA BRUNA,
plaintiff(s)

VS.

TREVOR G. MARSHALL,
YARC SYSTEMS CORPORATION,
And DOES 1 THROUGH 20
defendant(s):

COMPLAINT

Plaintiff, Joseph P. LaBruna, an individual ("Plaintiff'), residing at or with principal offices at 5 Lenox Road, Wayne, Passaic County, New Jersey, by way of complaint against Trevor G. Marshal, YARC Systems Corporation and Does 1 through 20, says:

VENUE AND PARTIES

Venue for this matter is based upon the fact that the Plaintiff is located in the County of Passaic in the State of New Jersey and the contract between the parties was entered into in Passaic County, New Jersey.
At all relevant times, Plaintiff was and now is a resident of the State of New Jersey, County of Passaic.
Trevor G. Marshall ("Marshall") is an individual residing in Orange County, State of California, and the Chairman of the Board of Directors and Chief Executive Officer of Defendant YARC Systems Corporation("YARC").
Defendant, YARC is, a corporation with its principal place of business in the County of Orange, State of California.

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At this time, the true names or capacities, of Defendants Does 1 through 20, inclusive and individually, are unknown to Plaintiff, who therefore sues said Defendants by such fictitious names. When the true names are/or capacities of said Defendants are ascertained, Plaintiff will seek leave of this court to amend this complaint accordingly.
Plaintiff alleges that Defendant Does 1 through 20, ("Does")are legally responsible in some manner for the occurrences herein alleged and proximately caused the injuries and damages to Plaintiff hereinafter alleged. Marshall, YARC, and Does 1 through 20, inclusive, are sometimes collectively referred to herein as "Defendants."

FACTUAL SUMMARY

Marshal and Does 1 threugh 20 performed, authorized, directed, consented to or participated in the acts andomissions set forth herein with knowledge of their tortious nature and purpose. Defendants further knew or reasonably should have known that said acts and omission would or could cause injury to Plaintiff. An ordinarily prudent person, knowing what Marshall and Does 1 through 20 knew, at the time said acts and omissions occurred, would not have performed, authorized, directed, consented to, or participated in said acts and omissions. They would have taken, ordered, or directed appropriate action to avoid said injury to Plaintiff. There exists, and at all times relevant herein existed, such a unity of interest and ownership between YARC and Marshall and Does 1 through 20, inclusive and each of them, that the individually and separateness of YARC and Marshall and Does 1 through 20, ceased to exist. The business and affairs of YARC and Marshall and Does 1 through 20, at all times relevant were and are so mixed and intermingled that the same cannot reasonably be segregated. YARC was, and is used by Marshall and Does 1 through 20, inclusive, and each of them, as a mere shell and a conduit for the conduct of certain of their personal an/or business affairs. YARC was conceived, intended, and used by Marshal and Does 1 through 20, as a device to avoid individual liability and for the purpose of substituting a financially insolvent corporation it the place of Marshall and Does 1 through 20. YARC is, and at all times herein mentioned, was so inadequately capitalized that, compared to the business to be done by Defendants, and the risk attendant thereto, its capitalization was illusory or trifling.

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Adherence to the fiction of a separate existence of YARC as an entity, distinct from Defendants Marshall and Does 1 through 20, would permit an abuse of the corporate privilege, sanction fraud, and promote injustice. YARC constitutes the alter ego of Marshall and Does 1 through 20, and the fiction of their separate existence must be disregarded.
At all times herein mentioned, all Defendants, were the principals, agents, masters, servants, employers, employees, co-ventures, con-conspirators and/or joint ventures of each other. In doing the things hertin after alleged, they were acting within the scope, course, and authority of such agency, employment, conspiracy and/or joint venture. They did this with the knowledge, consent, authority, approval, ratification and/or permission of each other.
On or about January 14, 1998, YARC and Plaintiff negotiated and entered into a written employment contract at Passaic County, New Jersey. Pursuant to this agreement Plaintiff:
Was to serve as President of YARC for a term of at least two years;
Receive an annual salary of $150,000.00, payable monthly;
Receive additional benefits such as medical and dental insurance;
Receive a car and expense allowance;
Immediately be vested with options to purchase 500,000 of YARC's shares at $.03 per share;
Receive an additional 1,500,000 in stock options of YARC's common stock, at the then market price of $.45 per share, which would vest over a maximum of five years.

A true and correct copy of the employment contract is attached here to as Exhibit A and made a part hereof.Under the terms of the employment contract, Plaintiffs job description included all of the customary duties of President of a corporation, initially focusing on the development of an effective sales organization in the Americas. The employment contract stated that defendant Marshall would remain as Chairman and CEO and would concentrate on identifying the technology needed to coordinate the increasing global activities of the company. In addition, he would work With Plaintiff and other officers, directors, and investors to define YARC'S future product and growth strategies.

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As a result of the efforts of Plaintiff and his sales team during the first quarter of Plaintiff's employmere as President of YARC, gross sales for the company were on pace to result in the vesting of 500,000 shares Within the period of four quarters. Beginning about March 1998, defendants Marshal and YARC severely restricting Plaintiff's activities and budget. This preycreed, (through no fault of Plaintiff or his sales team), the sales momentum achieved during the first quarter from being sustained. Specifically, Marshall and YARC promised Plaintiff a budget of between $750,000 and $1,000,000 to develop and coordinate YARC's sales and marketing efforts and to establish a professional sales staff. However, such funding was not in fact available. This representation of the funding available for Plaintiffs activities was a material misrepresentation of facts known to Marshall and YARC which induced Plaintiff to forego other lucrative opportunities and accept YARC's offer of emploYment as President. Further, YARC has refused and continues refuse to Pay Plaintiff any compensation or expense reimbursement since May 1998. During Plaintiffs tenure as President of YARC, Plaintiff attempted to establish new and potentially lucrative accounts for YARC. His efforts were halted by defendants YARC and Marshall. Plaintiff attempted t prepare an international distributor contract for YARC'S expanding global market. Again, he was stopped by defendants YARC and Marshall. Finally, defendant Marshall completely restricted Plaintiffs ability to perform his duties as President of YARC by prohibiting Plaintiff from contacting any customers or accounts, old or new. Press releases were issued and sales and marketing materials were developed without Plaintiffs impute. The entire company has been forbidden to have an), communications with Plaintiff, thereby prohibiting Plaintiff from performing his duties and responsibilities as President of YARC. The actions of defendant Marshall, as well defendant YARC's failure to perform under the employment contract, have prevented Plaintiff from being able to generate the volume of gross sales that had been projected for the company. This has resulted in the failure of Plaintiff s additional stock options to vest. At a minimum, an additional 500,000 options would have vestee if the sales momentum of the first quarter had been permitted to continue and Plaintiff s activitie: were not interfered with by defendants YARC and Marshall.

Defendant Marshall has stated to third persons, including current YARC employees and potential employees, that Plaintiff misappropriated, embezzled and misused funds or property of YARC, despite knowing such statements to be false.

In further breach of the employment contract between YARC and Plaintiff, despite Plaintiff's exercise of his vested option to purchase 500,000 shares of YARC's common stock at $.03 per share and Plaintiff's demand for issuance and/or transfer of said shares to Plaintiff, defendants YARC and Marshall have refused and continue to refuse to issue and/or transfer said shares to Plaintiff.

As a result of the foregoing, Plaintiff has suffered damages in an amount to be determined at trial.

FIRST CAUSE OF ACTION
BREACH OF CONTRACT (Against YARC AND Does 1 through 20)

Plaintiff incorporates herein by reference each and every allegation in the Factual Summary, as if more fully set forth at length herein.
Plaintiff has performed all conditions, covenants and promises required to be performed by him under the terms of the employment contract.
Defendants YARC and Does 1 through 20 have breached the employment contract by, among other things:
failing to pay Plaintiff any compensation or expense reimbursement since May
1998;
failing to issue and/or transfer to Plaintiff his vested option to purchase
500,000 shares   of YARC's common stock at $.03 per share;
failing to honor Plaintiff's exercise of said option by issuing and/or
transferring said   shares to Plaintiff;
failing to provide Plaintiff a budget of between $750,000 and $1,000,000 to develop and coordinate YARC's sales and marketing efforts and to establish a professional sales staff.
These things YARC and Marshall had represented to Plaintiff in order to nduce him to enter into the employment agreement. Further, as alleged above, Defendants have directly interfered with, restricted, and undermined Plaintiff in his efforts to perform the duties and responsibilities of his position as President of YARC.

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As a direct and proximate result of the Defendants' breaches of the employment agreement, Plaintiff has suffered damages.

WHEREOF, Plaintfiff demands judgment against defendants for:

1. Damages in an amount to be determined at trial;
2. Applicable interest thereon; and
3. Costs of suit
4. Reasonable attorney fees
3. Such other relief as the court may deem just and proper.

SECOND CAUSE OF ACTION
BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING (Against YARC and Does 1 through 20)

Plaintiff incorporates herein by reference each and every allegation in the Factual Summary and prior Causes of Action, as if more fully set forth at length herein.

A covenant implied in the employment agreement between YARC and Plaintiff, required YARC and Plaintiff to act in good faith and dealing fairly with one another in connection with the performance of same. It also contained the implied covenant, to not do anything, which would deprive the other of the benefits of the agreements. Defendants have breached the employment contract by, among other things,
Failing to pay Plaintiff any compensation or expense reimbursement since May
1998;
Failing to issue and/or transfer to Plaintiff his vested option to purchase 500,000 shares of YARC's common stock at $.03 per share;
Failing to honor Plaintiff s exercise of said option by not issuing and/or transferring said shares to Plaintiff;
Failing to provide Plaintiffa budget of between $750,000 and $1,000,000 to develop and coordinate YARC's sales and marketing efforts and to establish a professional sales staff

These things YARC and Marshall had represented to Plaintiff these things would be made available in order to induce him to enter into the employment agreement. Further, Defendants have directly interfered with, restricted, and undermined Plaintiff in his efforts to perform the duties and responsibilities of his position as President of YARC.

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As a direct and proximate result of Defendants' breach of the covenant of good faith and fair. dealing, Plaintiff has suffered damages.

WHEREFORE, Plaintiff demands judgment against defendants for:

1. Damages in an amount to be determined at trial;
2. Applicable interest thereon; and
3. Costs of suit
4. Reasonable attorney fees
5. Such other relief as the court may deem just and proper.

THIRD CAUSE OF ACTION
INTENTIONAL MISREPRESENTATION (Against YARC, Marshall, and Does 1 through 20)

Plaintiff incorporates herein by reference each and every allegation in the Factual Summary and prior Causes of Action, as if more fully set forth at length herein. Defendants, among other acts, omissions and misrepresentations, made false representations, false promises, concealed material facts, and omitted material facts regarding the ability and/or intention of YARC to perform under the employment agreement between YARC and Plaintiff, the business activities of YARC, and Plaintiff's employment as President of YARC. Specifically, on or about January 14, 1998, YARC and Plaintiff negotiated and entered into a written employment contract at Passaic County, New Jersey, pursuant to which Plaintiff was to serve as President of YARC for a term of at least two years. The written employment contract provided for an annual salary of $150,000.00, payable monthly. In addition benefits such as medical and dental insurance, car and expense allowance, and immediate vesting of options to purchase 500,000 of YARC's shares at $.03 per share. Pursuant to the contract, an additional 1,500,000 in stock options of YARC's common stock, at the then market price of $.45 per share, would vest over a maximum of five years. In order to induce Plaintiff to enter into the employment contract with YARC, Defendants promised and represented to Plaintiff that YARC had sufficient resources and had allocated such resources to fund Plaintiff's responsibilities. This included, but was not limited to, providing Plaintiff with a budget of between $750,000 and $1,000,000 to develop and coordinate YARC's sales and marketing efforts and to establish a professional sales staff. Further, Defendants promised and represented to Plaintiff that YARC has sufficient resources and had allocated such resources so that Plaintiff would receive a salary of $150,000 per Year and would have his business expenses reimbursed and other benefits paid by YARC. Also, Defendants represented that the options Plaintiff would receive were for common stock, not restricted stock. Defendants' representations and promises to Plaintiff were in fact false. The true facts were that YARC did not have sufficient resources and had not allocated the promised resources. In addition, the stock, which Plaintiff was to receive, was for stock, which had undisclosed restriction on transfer oo sale. When the Defendants made the representations and promises, and concealed and omitted the true facts, they knew such representations, promises, concealments and omissions to be false. They were made with the intention of deceiving, defrauding, and misleading the Plaintiff and to induce him to act in reliance thereon. At the time of Defendants representations, promises, concealment's and omissions, Plaintiff acted in reliance thereon. Plaintiff was ignorant of the falsity of these representations, promises, concealment's and omissions. In reliance on Defendants' representations, promises, concealment's and omissions, Plaintiff was induced to enter into the employment contract with YARC and turned down other lucrative employment offers. Had Plaintiff known the true facts, he would not have had entered into the employment contract with YARC, but rather, Plaintiff would have sought and accepted employment elsewhere. Plaintiff's reliance was justifiable, for among other things, Defendants had a duty to deal with Plaintiff honestly, fairly and in good faith, and to avoid doing any act which would foreseeably cause injury or harm to Plaintiff.

As a direct and proximate result of the conduct of Defendants, Plaintiff has been damaged in an amount to be determined at the time of trial.

The conduct of Defendants consisted of intentional misrepresentations, false promises, fraudulent concealment, or omissions of material facts known to Defendants. They were made with the intention to deceive, defraud, and mislead Plaintiff and caused him to suffer damages. The conduct of the Defendants was despicable conduct which subjected Plaintiff to unjust hardship and was done with a conscious disregard for Plaintiff's rights so as to justify an award of exemplary and punitive damages in an amount sufficient to punish Defendants and deter other from engaging in similar misconduct.

WHEREFORE, Plaintiff demands judgment against defendants for:

1. General damages
2. Special damages
3. Applicable interest thereon;
4: Exemplary and punitive damages; and
5. Such other relief as the court may deem just and proper.

FOURTH CAUSE OF ACTION
NEGLIGENT MISREPRESENTATION (Against YARC, Marshall, and Does 1 through 20)

Plaintiff incorporates herein by reference each and every allegation in the Factual Summary and prior Causes of Action, as if more fully set forth at length herein.During the relevant period of time, Defendants, among other acts and omissions, made false representations, false promises, concealments of material fact, and omissions of material facts to Plaintiff. These included, but were not limited to, the ability and/or intention of YARC to perform under the employment agreement between YARC and Plaintiff, the business activities ot YARC, and Plaintiff's employment as President of YARC. When Defendants made the representations and promises, and concealed and omitted the true facts, they had no reasonable ground for believing them and knew, or should have known, that such re representations and promises, and concealment and omissions were false.

Defendants knew or should have known that its representations, promises, concealment's and omissions would induce Plaintiff to act in reliance thereon in the manner alleged herein.At the time of Defendants' representations, promises, concealment's, and omissions and at the time Plaintiff acted in reliance thereon, Plaintiff was ignorant of the falsity of them.In reliance on Defendants' representations and promises, concealment's and omissions, Plaintiff was induced to enter the employment contract with YARC and turned down other lucrative employment offers. Had he known the true facts, he would not have entered into the employmen: contract with YARC, but rather, he would have sought and accepted employment elsewhere.

Plaintiff's reliance was justifiable, for among other things, Defendants had a duty under the written agreement to deal with Plaintiff honestly, fairly, and in good faith, and to avoid doing any act which would foreseeable cause injury or harm to Plaintiff.

As a direct and proximate result of the conduct of the Defendant, Plaintiff has suffered damages.

WHEREFORE, Plaintiff demands judgment against defendants for:

1. General damages
2. Special damages
3. Applicable interest thereon;
4. Costs of suit;
5. Reasonable attorney fees
6. Such other relief as the court may deem just and proper.

FIFTH CAUSE OF ACTION
INTENTIONAL INTERFERENCE WITH ECONOMIC RELATIONS
(Against Marshall and Does 1 through 20)

Plaintiff incorporates herein by reference each and every allegation in the Factual Summary and prior Causes of Action, as if more fully set forth at length herein.

On or about January 14, 1998, YARC and Plaintiff negotiated and entered into a written employment contract at Passaic County, New Jersey, pursuant to which Plaintiff was to serve as President of YARC for a term of at least two years. The written employment contract provided for an annual salary of $150,000.00, payable monthly. In addition benefits such as medical and dental insurance, car and expense allowance, and immediate vesting of options to purchase 500,000 of YARC's shares at $.03 per share. Pursuant to the contract, an additional 1,500,000 in stock options of YARC's common stock, at the then market price of $.45 per share, would vest over a maximum of five years.

Under the terms of the employment contract, Plaintiff's job description included all of the customary duties of President of a corporation, initially focusing on the development of an effective sales organization in the Americas. Furthermore, the employment contract stated that Marshall would remain as Chairman and CEO and would concentrate on identifying the technology needed to coordinate the increasing global activities of the company. In addition, he would work with Plaintiff and other officers, directors, and investors to define YARC'S future product and growth strategies.

As a result of the efforts of Plaintiff and his sales team, during the first quarter of Plaintiff's employment as President of YARC, gross sales for the company were on pace to result in the vesting of 500,000 shares within the period of four quarters. However, due to the action of Marshal and YARC from on or about March 1998 till about August 1998 in severely restricting Plaintiff's activities and budget, and through no fault of Plaintiff or his sales team, the sales momentum achieved during the first quarter was not sustained. Specifically, Marshall and YARC promised Plaintiff a budget of between $750,000 and $1,000,000 to develop and coordinate YARC's sales and marketing efforts and to establish a professional sales staff. However, such funding was not in fact available. This representation of the funding available for Plaintiff's activities was a material misrepresentation of facts known to Marshall and YARC which induced Plaintiff to forego other lucrative opportunities and accept YARC's offer of employment as President. Further, YARC has failed and refused and continues to fail and refuse to Pay Plaintiff any compensation or expense reimbursement since May 1998, in direct violation of his employment contract. In addition, during Plaintiff's tenure as President of YARC, Plaintiff' attempted to establish new and potentially lucrative accounts for YARC. His efforts were directly halted by YARC and Marshall. Plaintiff attempted to prepare an international distributor contract for YARC'S expanding global market. Again, he was stopped by YARC and Marshall. Finally, Marshall completely restricted Plaintiff's ability to perform his duties as Presidento of YARC by prohibiting Plaintiff from contacting any customers or account. Press releases were issued and sales and marketing materials were developed without Plaintiff's impute. The entire company has been forbidden to have any communications with Plaintiff, thereby prohibiting Plaintiff from performing his duties and responsibilities as President of YARC. The actions of Marshall, as well as Marshall's failure to permit YARC to perform under the employment contract, have prevented Plaintiff from being able to generate the volume of gross sales that had been projected for the company earlier in 1998. This resulted in the failure of Plaintiff's additional stock options to vest. At a minimum, an additional 500,000 options would have vested if the sales momentum of the first quarter of 1998 had been permitted to continue and Plaintiff's activities were not interfered with by Marshall.

At the time YARC entered into the employment contract with Plaintiff Marshall was informed, understood, and appreciated that his interference with and restriction of the allocation of YARC's resources, and communication with YARC personnel, would likely subject Plaintiff to the loss o! his ability to perform his duties and responsibilities under his employment agreement with YARC and the loss of his enjoyments of the benefits thereunder, and cause other harm and liability resulting therefrom.
During the relevant period, Marshall nevertheless, among other things, intentionally and willfully interfered with and restricted the allocation of YARC'S resources to support Plaintiff's activities as President of YARC. Plaintiff's access to YARC's resources, and communication with YARC personnel, such that YARC and Plaintiff were not able to perform under the terms of the employment contract. As a direct and proximate result of the conduct of the Defendants described herein, YARC has terminated its employment contract with Plaintiff, and Plaintiff has been damaged in an amount to be determined at the time of trial.
The above-described conduct of Defendants were malicious, oppressive, and fraudulent and done willfully, wantonly, and with conscious disregard of Plaintiff's rights, such that Plaintiff is entitled to an award of exemplary and punitive damages in an amount to be proven at trial.

WHEREFORE, Plaintiff demands judgment against defendants for:

1.	General damages
2.	Special damages
3.	Applicable interest thereon;
4.	Exemplary and punitive damages
5.	Costs of suit;
6.	Reasonable attorney fees
7.	Such other relief as the court may deem just and proper.

SIXTH CAUSE OF ACTION
NEGLIGENT INTERFERENCE WITH ECONOMIC RELATIONS (Against Marshall and Does 1 through 20)

1.	Plaintiff incorporates herein by reference each and every allegation in the Factual Summary and prior Causes of Action, as if more fully set forth at length herein.

As a result of the efforts of plaintiff and his sales team, during the first quarter of Plaintiff's employment as President of YARC, gross sales for the company were on pace to result in the vesting of 500,000 shares within the period of four quarters. However, due to the action of Marshal from on or about March 1998 till about August 1998 in severely restricting Plaintiff's activities and budget, and through no fault of Plaintiff or his sales team, the sales momentum achieved during the first quarter was not sustained.

The actions of Marshall, as well his failure to permit YARC's to perform under the employment contract, have prevented Plaintiff from being able to generate the volume of gross sales that had been projected for the company. This has resulted in the failure of Plaintiff's additional stock options to vest. At a minimum, an additional 500,000 options would have vested if the sales momentum of the first quarter had been permitted to continue and Plaintiff's activities were not interfered with by Marshall. At the time YARC entered into the employment contract with Plaintiff, Marshall was informed, understood and appreciated that his interference with and restriction of the allocation of YARC's resources, and communication with YARC personnel, would likely subject Plaintiff to the loss of his ability to perform his duties and responsibilities under his employment agreement. He also understood that this would cause the loss of Plaintiff's enjoyment of the benefits thereunder and cause other harm and liability foreseeably resulting therefrom.Marshall nevertheless, negligently interfered with and restricted the allocation of YARC's resources to support Plaintiff's activities as President of YARC. In addition to other things, Marshall's restricted Plaintiff's access to YARC's resources, limited his ability to communicate with YARC personnel, and failed to take ordinary measures and precautions to insure that both YARC and Plaintiff would be able to perform under the terms of the employment contract.
As a direct and proximate result of the negligence of the Defendants described herein, Plaintiff has suffered damages.

WHEREFORE, Plaintiff demands judgment against defendants for:

8. General damages
9. Special damages
10.Applicable interest thereon
11.Exemplary and punitive damages

12.Costs of suit;
13.Reasonable attorney fees
14.Such other relief as the court may deem just and proper.

SEVENTH CAUSE OF ACTION
SLANDER PER SE (Against YARC, Marshall and Does 1 through 20)

Plaintiff incorporates herein by reference each and every allegation in the Factual Summary and prior Causes of Action, as if more fully set forth at length herein.

In or around June through September 1998, Defendants spoke words of and concerning Plaintiff that Plaintiff had committed certain unethical acts and beaches of trust while employed by YARC and had committed fraud and misappropriated funds from YARC, all of which were tantamount to criminal violations.

YARC, by and through its officers, directors, employees and investors, as well as Marshall, published to third parties that Plaintiff had, among other things, embezzled, misappropriated and/or misused certain monies belonging to YARC. The words were heard by employees of YARC, customers of YARC, and several others on each such occasion whose named are not presently known to Plaintiff.

These words were slanderous per se because they charge Plaintiff with alleged crimes and because they tend to injure Plaintiff in his profession, trade, and business by imputing to him a general disqualification in these respects that the occupation peculiarly requires or by imputing something With reference to his profession, trade, or business that has a natural tendency to lessen its profits.
The words uttered were a false statement because Plaintiff did not commit any criminal acts or breaches of trust while employed by YARC, nor commit fraud or misappropriate any funds from YARC.
Plaintiff has suffered general damages to his reputation in an amount to be proven at trial. Plaintiff has suffered special damages including injury to his bvsiness, profession, and occupation in ma amount to be proven at trial.

The above-described words were spoken by Defendants were malicious, oppressive, and fraudulent and were spoken willfully, wantonly, and with a conscious disregard for Plaintiff's rights, such that Plaintiff is entified to an award of exemplary and punitive damages in and amount to be proven at trial.

WHEREFORE, Plaintiff demands judgment against defendants for:

1.	General damages
2.	Special damages
3.	Applicable interest thereon;
4.	Costs of suit;
5.	Reasonable attorney fees
6.	Such other relief as the court may deem just and proper.

Dated: March 1, 1999
			By /s/ Donald F. Tompkins Esq.
			Attorney for the Plaintiff (s)

				CERTIFICATION

I hereby certify that, pursuant to R. 4:5-1: (1) the within matter in controversy is not the subject of any other action pending in any other court or arbitration; (2) no other action or arbitration proceeding is contemplated; and (3) no other necessary party to be joined in the subject litigation is presently known.

Dated: March 1, 1999
			By /s/ Donald F. Tompkins Esq.
			Attorney for the Plaintiff (s)

				JURY DEMAND

Plaintiffs demand a trial by jury on all issues of fact.

Dated: March 1, 1999

			By /s/ Donald F. Tompkins Esq.
			Attorney for the Plaintiff (s)